                                                                    Exhibit 4.11

                     FIRST AMENDMENT TO FOUR PARTY AGREEMENT
                     ---------------------------------------

     THIS FIRST AMENDMENT TO FOUR PARTY AGREEMENT (this "Amendment") is made as of March 29, 2002, by and among MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP ("Borrower"), LASALLE BANK NATIONAL ASSOCIATION (F/K/A LASALLE NATIONAL BANK), AS TRUSTEE FOR MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1996-2 ("Senior Lender"), LASALLE BANK NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF ISTAR ASSET RECEIVABLES TRUST COLLATERALIZED MORTGAGE BONDS SERIES 2000-1 ("Subordinate Lender"), RESIDENCE INN BY MARRIOTT, INC., a Delaware corporation ("Manager"), and AHM RES I LIMITED PARTNERSHIP, a Virginia limited partnership("Lessee").

                                    RECITALS
                                    --------

     A. By assignment, Senior Lender is the owner and holder of fifteen (15) separate loans to Borrower in the aggregate original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) (collectively, the "Senior Loan") and the owner and holder of the instruments and documents (collectively, the "Senior Loan Documents") evidencing, securing or otherwise relating to the Senior Loan including, without limitation, (i) that certain Loan Agreement dated October 10, 1995 by and between Borrower and German American Capital Corporation, as agent or trustee ("Original Senior Lender"), as the same has been modified and amended by that certain First Amendment to Loan Agreement dated as of April 23, 1996 by and between Borrower and Original Senior Lender (as so modified and amended, the "Senior Loan Agreement") and (ii) the instruments described on Exhibit "B" attached hereto and made a part hereof.
                         -----------

     B. Midland Loan Services, Inc. services the Senior Loan for Senior Lender, as Master Servicer pursuant to a certain Pooling and Servicing Agreement by and among SSMC Funding Corp., as Depositor, Self Storage Mortgage Corporation, as Originator, Midland Loan Services, L.P., as Master Servicer, Self Storage Service Corp., as Subservicer, and LaSalle National Bank, as Trustee dated as of December 17, 1996.

     C. By assignment, Subordinate Lender is the owner and holder of a loan to Borrower in the original principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) (the "Subordinate Loan") and the owner and holder of the instruments and documents (collectively, the "Subordinate Loan Documents") evidencing, securing or otherwise relating to the Subordinate Loan including, without limitation, (i) that certain Loan Agreement dated October 10, 1995 by and between Borrower and Starwood Mezzanine Investors, L.P. ("Original Subordinate Lender") (as amended from time to time, the "Subordinate Loan Agreement") and (ii) the instruments described on Exhibit "C" attached hereto
                                                  -----------
and made a part hereof.

     D. iStar Asset Services, Inc. services the Subordinate Loan for Subordinate Lender, as Primary Servicer pursuant to a certain Primary Servicing Agreement dated as of May 17, 2000.

     E. Borrower, Original Senior Lender, Original Subordinate Lender, and Manager entered into that certain Four Party Agreement dated October 10, 1995 (the "Agreement") which provides a mechanism by which, under certain circumstances, the Net Cash Flow (as defined therein) is paid directly into certain accounts established by the Senior Lender.

     F. Borrower, RIBM One LLC ("RIBM"), Apple Hospitality Two, Inc. ("AHT") and AHT Res Acquisition, L.P. ("Merger Sub") have entered into an Agreement and Plan of Merger dated November 28, 2001 pursuant to which Merger Sub has merged with and into Borrower (with Borrower being the surviving entity), and Borrower has become a wholly owned indirect subsidiary of AHT (said merger being hereinafter referred to as the " Merger").

     G. In connection with the Merger, Borrower desires to, among other things, enter into a master lease agreement (the "Lease Agreement") with Lessee for each of the Marriott Residence Inn hotels securing the Senior Loan and the Subordinate Loan and described on Exhibit "A" attached hereto and made a part
                                  -----------
hereof (collectively, the "Hotels"), assign to Lessee, pursuant to the Consent,
Assignment and Assumption of Management Agreement dated March   , 2002 between
                                                              --
Borrower, Lessee and Manager, all of Borrower's right, title and interest under the Management Agreement dated March 28, 1988 between Borrower and Manager (the "Management Agreement") and, in connection therewith, Lessee desires to amend and restate the Management Agreement in its entirety pursuant to an Amendment and Restatement of Management Agreement by and between Lessee and Manager (the "Restated Management Agreement"). In connection with the Merger, Borrower will
execute and deliver (i) the Owner Agreement dated March   , 2002 between
                                                        --
Borrower, Lessee and Manager and (ii) the Estoppel and Ratification dated March
  , 2002.
--

     H. Borrower has requested that Senior Lender and Subordinate Lender consent to, among other things, the Merger, the Lease Agreement, the assignment of the Management Agreement to Lessee and the amendment and restatement of the Management Agreement pursuant to the Restated Management Agreement, and Senior Lender has agreed to consent to such matters subject to and in accordance with the terms and conditions set forth in that certain Consent to Merger (the "Senior Lender Consent") dated of even date herewith by and among Senior Lender, Borrower, AHT Res I GP, Inc., a Virginia corporation, RIBM and Lessee, and Subordinate Lender has agreed to consent to such matters subject to and in accordance with the terms and conditions set forth in that certain Consent to Merger (the "Subordinate Lender Consent") dated of even date herewith among Subordinate Lender, Borrower, New GP, RIBM and Lessee.

     NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

     1. Definitions. All terms used herein which are not otherwise defined
        -----------
herein shall have the meanings set forth in the Senior Loan Agreement.

     2. Modification of the Agreement. Borrower, Senior Lender, Subordinate
        -----------------------------
Lender, Lessee and Manager do hereby modify and amend the Agreement as follows:

          (a) By adding the following new definitions toss.2 in appropriate alphabetical order:

               "`Lessee' shall mean AHM RES I Limited Partnership, a Virginia
                 ------
               limited partnership.

               "Senior Lender" shall mean LaSalle Bank National Association
                -------------
               (f/k/a LaSalle National Bank), as Trustee for Mortgage Pass-Through Certificates Series 1996-2, and its successors and assigns.

               "Subordinate Lender" shall mean LaSalle Bank National
                ------------------
               Association, as Indenture Trustee for the benefit of the holders of iStar Asset Receivables Trust Collateralized Mortgage Bonds Series 2000-1, and its permitted successors and assigns."

          (b) By deleting Section 3 (a), (b), (g) and (j) of the Agreement appearing on page 9-12, 14, and 15 thereof in their entirety and inserting in lieu thereof the following new Section 3 (a), (b), (g) and (j):

               "(a) Borrower, Lessee, and Manager hereby acknowledge and agree that all Inn Income has been pledged and assigned to Senior Lender (first priority) and Subordinate Lender (second priority). Pursuant to the Management Agreement, all Gross Revenues (as defined in the Management Agreement) are collected by Manager. Pursuant to the Management Agreement, Manager may use the Gross Revenues for the payment of Deductions (as defined in the Management Agreement) and the establishment and maintenance of the Reserve (as defined in and in accordance with the Management Agreement) and must remit a portion of the Operating Profit (as defined in the Management Agreement) to Lessee in the priorities set forth in, and otherwise in accordance with, the Management Agreement. After the occurrence of a Trigger Date, and until a Restoration Date thereafter occurs, the parties hereto hereby agree that all (i) Operating Profit and/or other amounts required or permitted to be paid to Lessee or Borrower pursuant to the Management Agreement, plus (ii) all cash or other amounts which Lessee or Borrower is entitled to receive from Manager from any source or which Lessee or Borrower otherwise receives (collectively, the "Net
                                                                          ---
          Cash Flow") shall be paid directly to the Cash Collateral Account (or,
          ---------                                 -----------------------
          if Senior Lender notifies Manager, Borrower and Subordinate Lender in writing that the Application Trigger Date has occurred, to the Senior Account), rather than to Lessee or Borrower, whenever Net Cash Flow is payable to Lessee or Borrower pursuant to the Management Agreement or whenever Net Cash Flow is otherwise received by Lessee or Borrower. Lessee hereby assigns, conveys, mortgage, pledges, hypothecates and transfers and delivers to Senior Lender (first priority) and Subordinate Lender (second priority) all of Lessee's right, title and interest in and to the Cash Collateral and the Cash Collateral Account as collateral for the payment of the Indebtedness owed to such Lender, and hereby grants to Senior Lender (first priority) and Subordinate Lender (second priority) a continuing lien on and security interest therein. Borrower hereby assigns, conveys, mortgage, pledges, hypothecates and transfers and delivers to Senior Lender (first priority) and Subordinate Lender (second priority) all of Borrower's right, title and interest in and to the Cash Collateral and the Cash Collateral Account as collateral for the payment of the Indebtedness owed to such Lender, and hereby grants to Senior Lender (first priority) and Subordinate Lender (second priority) a continuing lien on and security interest therein. Additionally, Borrower absolutely assigns to Senior Lender (first priority) and Subordinate Lender (second priority) the outright ownership of (and not a security interest in) the Senior Account and Intercreditor Account and the funds therein (subject to Borrower's right to receive credit against the indebtedness owed for any funds actually paid to and applied by the respective Lender). Additionally, Lessee absolutely assigns to Senior Lender (first priority) and Subordinate Lender (second priority) the outright ownership of (and not a security interest in) the Senior Account and Intercreditor Account and the funds therein (subject to Borrower's right to receive credit against the indebtedness owed for any funds actually paid to and applied by the respective Lender). Manager hereby agrees to deliver all Net Cash Flow to the applicable Account in accordance with the provisions of this Agreement; provided, however, that (i) prior to the date on which either Senior Lender or Subordinate Lender or their agent notifies Borrower, Lessee and Manager in writing that a Trigger Date or an Application Trigger Date has occurred or Manager is otherwise informed by Lessee or Borrower that a Trigger Date or an Application Trigger Date has occurred, and (ii) after Senior Lender notifies Manager that a Restoration Date has occurred (which Senior Lender agrees to do promptly after a Restoration Date occurs), in either case Manager may pay all Net Cash Flow directly to Lessee and Lessee may dispose of such Net Cash Flow in accordance with and subject to the terms and conditions of the Senior Loan Documents and Subordinate Loan Documents. Notwithstanding anything contained herein to the contrary, prior to the date on which Manager receives written notice from Senior Lender or Subordinate Lender that a Trigger Date or an Application Trigger Date has occurred, Manager shall not be obligated to deliver Net Cash Flow to the Cash Collateral Account or Senior Cash Collateral Account. In the event Manager receives conflicting instructions from Senior Lender, Subordinate Lender, Lessee and/or Borrower, Manager shall rely exclusively on the instructions from Senior Lender and shall be fully protected in such reliance. So long as Manager complies with Lender's written instructions, Borrower and Lessee shall and do hereby release Manager from any claims with respect thereto and Lessee and Borrower shall and do hereby indemnify, defend and hold harmless Manager from and against any such claims. Lessee's and Borrower's right to receive and use, and the right of Manager to pay, the Net Cash Flow in accordance with the preceding sentence shall terminate automatically and without notice or further action upon the date on which Senior Lender or Subordinate Lender notifies Borrower, Lessee and Manager in writing that a Trigger Date or an Application Trigger Date has occurred or Manager is otherwise informed by Lessee or Borrower that a Trigger Date or an Application Trigger Date has occurred. In the event Manager receives conflicting notices from Lessee and Borrower, Manager shall rely exclusively on the notice that states that a Trigger Date or Application

          Trigger Date has occurred and shall be fully protected in such reliance. Notwithstanding anything to the contrary in this Agreement, Senior Lender's rights pursuant to this Agreement are in addition to, and not in derogation of, any rights contained in the Senior Loan Documents, and nothing contained herein shall alter, affect or impair the absolute assignment contained in the Assignments of Rents and Revenues. Notwithstanding anything to the contrary in this Agreement, Subordinate Lender's rights pursuant to this Agreement are in addition to, and not in derogation of, any rights contained in the Subordinate Loan Documents, and nothing contained herein shall alter, affect or impair the absolute assignment contained in the Subordinate Assignments of Rents and Revenues;

               (b) If after the occurrence of a Trigger Date a Restoration Date shall occur, then the previous occurrence of the Trigger Date shall thereafter be of no force or effect, and if no Event of Default or Default has occurred and is continuing any funds then held in the Cash Collateral Account shall be (i) first, used to pay any unpaid costs or expenses described in Paragraphs 5 or 7 hereof, (ii) second, used to pay all reasonable amounts incurred by or on behalf of Subordinate Lender for attorneys' fees in connection with this Agreement, and
          (iii) third, released to Lessee, provided that any amounts previously paid or released from the Cash Collateral Account in accordance with this Agreement shall not be repaid to Lessee or Borrower, and Lessee and Borrower waive any rights with respect to any such payments. If after the occurrence of an Application Trigger Date an Application Restoration Date and/or a Restoration Date shall occur, then notwithstanding the occurrence of such Application Restoration Date and/or such Restoration Date, (i) any amounts previously paid or released from the Senior Account or the Intercreditor Account in accordance with this Agreement shall not be repaid to Lessee or Borrower, and Lessee and Borrower waive any rights with respect to any such payments or amounts, and (ii) no amounts then held in the Senior Account or the Intercreditor Account shall ever be returned or released to Lessee or Borrower under any circumstances whatsoever, and Lessee and Borrower waive any rights with respect thereto. Additionally, notwithstanding anything in subparagraph 3(f) to the contrary, upon the occurrence of an Application Restoration Date, any amounts held in the Intercreditor Account shall continue to be held in the Intercreditor Account in accordance with this Agreement until an Intercreditor Payment Date occurs and then shall be disposed of as set forth in Paragraph 3(f)(iv) below;

               (g) After the occurrence of a Trigger Date or an Application Trigger Date and until the occurrence of a Restoration Date, Manager herby agrees to remit to the Account the maximum amount to which Lessee and/or Borrower is then and thereafter entitled pursuant to the Management Agreement, notwithstanding any contrary requests or instructions from Lessee or Borrower;

               (j) Lessee and Borrower acknowledge and agree that the Senior Account and the Intercreditor Account are the sole property of Senior Lender and have been established solely to provide for the payment of Indebtedness owed to Senior Lender and Subordinate Lender. Neither Lessee nor Borrower have any rights whatsoever with respect to the Senior Account or the Intercreditor Account or any funds contained therein (other than the right of Borrower to receive credit against the Debt for any such amounts applied against the Debt) and under no circumstances whatsoever shall Lessee or Borrower ever have or claim to have any rights whatsoever with respect to the Senior Account or the Intercreditor Account or any funds contained therein. Specifically, but without limitation, Lessee and Borrower acknowledge and agree that in the event that a bankruptcy proceeding is commenced by or against Lessee or Borrower, the Senior account and the Intercreditor Account and/or any funds contained in the Senior Account and/or the Intercreditor Account shall not constitute the property of Lessee's or Borrower's bankruptcy estate and neither Lessee nor Borrower shall claim or assert that the Senior Account and/or the Intercreditor Account or any funds contained therein constitute the property of Lessee's or Borrower's bankruptcy estate."

          (c) By deleting Section. 4 of the Agreement appearing on pages 15-17 thereof in its entirety and inserting in lieu thereof the following new Section 4:

               "4.  Cash Collateral.
                    ---------------

                    (a) Lessee and Borrower shall take all reasonably necessary actions and shall otherwise reasonably cooperate to ensure that, when required by this Agreement, all of the Net Cash Flow is paid into the Account in accordance with this Agreement, including without limitation paying into the Account any Net Cash Flow inadvertently or otherwise received by Lessee or Borrower in violation of this Agreement.

                    (b) Lessee and Borrower hereby grant to Escrow Agent (and all persons designated by Escrow Agent, including without limitation the officers and employees of the financial institution where the Cash Collateral Account is maintained) the full right, power and authority, which shall be deemed to be coupled with an interest, to endorse and deposit all checks and credit card or similar receipts pertaining to the Mortgaged Property delivered for deposit into the Cash Collateral Account, whether or not made payable to Borrower, Lessee, Escrow Agent, Manager or otherwise, and Lessee and Borrower agree to execute all necessary or appropriate documentation confirming the authority granted hereby. On or prior to the tenth (10th) day of each month after the Trigger Date, Escrow Agent (or its designee, nominee or assignee) shall furnish Senior Lender, Subordinate Lender, Borrower, Lessee and Manager with a reasonably detailed accounting of all Net Cash Flow deposited into the Cash Collateral Account for the preceding month and the use of any amounts withdrawn from the Cash Collateral Account. The monies contained in the Cash Collateral Account may be transferred by Escrow Agent from time to time to any other account or sub-account chosen by Senior Lender in accordance with this Agreement, provided that each such account and the monies contained therein shall remain subject to the terms and provisions of this Agreement.

                    (c) Lessee and Borrower hereby grant to Senior Lender (and all persons designed by Senior Lender, including without limitation the officers and employees of the financial institution where the Senior Account is maintained) the full right, power and authority, which shall be deemed to be coupled with an interest, to endorse and deposit all checks and credit card or similar receipts pertaining to the Mortgage Property delivered for deposit into the Senior Account, whether or not made payable to Borrower, Lessee, Senior Lender, Manager or otherwise, and Borrower and Lessee agree to execute all necessary or appropriate documentation confirming the authority granted hereby. On or prior to the tenth (10th) day of each month during the term of this Agreement, Senior Lender (or its designee, nominee or assignee) shall furnish Subordinate Lender, Borrower, Lessee and Manager with an accounting of all amounts deposited into the Senior Account for the preceding month and the use of any amounts withdrawn from the Senior Account. The monies contained in the Senior Account may be transferred by Senior Lender from time to time to any other account or sub-account chosen by Senior Lender in accordance with this Agreement, provided that each such account and the monies contained therein shall remain subject to the terms and provisions of this Agreement.

                    (d) Lessee and Borrower hereby confirm that all Cash Collateral is subject to (i) Senior Lender's first priority lien and security interest created by the Loan Documents and (ii) Subordinate Lender's second priority lien and security interest created by the Subordinate Loan Documents. In addition to, and without limitation of, any such liens or security interests, Lessee and Borrower hereby confirm each Lender's security interest in and to all Cash Collateral as security for the obligations to Senior Lender under the Loan Documents and to the Subordinate Lender under the Subordinate Loan Documents. Lessee and Borrower acknowledge and agree that Senior Lender has a presently enforced, possessory and "choate" first priority lien and security interest in and to all Cash Collateral and that Subordinate Lender has a presently enforced, possessory and "choate" second priority lien and security interest in the Cash Collateral, notwithstanding the License. On demand, from time to time, Borrower and Lessee agree to execute and deliver to each Lender and hereby authorize each Lender to execute in the name of Borrower and Lessee to the extent each Lender may lawfully do so, financing statements or comparable security instruments as may reasonably be requested or required by each Lender to perfect or continue the respective security interests in the Cash Collateral Account and Lender's rights with respect to the other accounts provided for herein."

          (d) By adding the phrase "Lessee or" before the term "Borrower" in (i) the seventh line of Section 8 of the Agreement on page 21 thereof (ii) the sixteenth line of Section 13 of the Agreement on page 22 thereof;

          (e) By deleting Section 11 of the Agreement appearing on pages 21-22 thereof in its entirety and inserting in lieu thereof the following new Section 11:

               "11. Injunctive Relief/Irreparable Harm. Lessee, Borrower and
                    ----------------------------------
          Manager acknowledge and agree that any breach or default by either Lessee, Borrower or Manager pursuant to this Agreement would result in irreparable harm to Senior Lender and Subordinate Lender and that therefore money damages would not be an adequate remedy to compensate Senior Lender or Subordinate Lender for such breach or default. Accordingly, Lessee, Borrower and Manager acknowledge and agree that in the event of a breach or default by any of them pursuant to the terms of this Agreement, Senior Lender and/or Subordinate Lender shall each be entitled to specific performance of Lessee's, Borrower's and Manager's obligations under this Agreement and/or any other equitable remedy which Lenders may seek, in their sole and absolute discretion, and Borrower and Manager hereby waive and release any right to claim that monetary damages would be an adequate remedy.

          (f) By deleting the phrase "Borrower will not sell" appearing in the second line of Section 12 of the Agreement on page 22 thereof and substituting in lieu thereof the phrase "neither Lessee nor Borrower will sell";

          (g) By adding the phrase "Lessee and" before the term "Borrower" in the third line of Section.18 of the Agreement on page 24 thereof;

     3. References to Agreement. All references in the Senior Loan Documents and
        -----------------------
the Subordinate Loan Documents to the Agreement shall be deemed a reference to the Agreement as modified and amended herein.

     4. Intentionally Omitted.
        ---------------------

     5. Representations and Warranties of Borrower. Each of Borrower, Manager,
        ------------------------------------------
and Lessee represents and warrants, as to itself, to the Senior Lender and Subordinate Lender as follows:

          (a) Authorization. The execution, delivery and performance of this
              -------------
Amendment and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon such Person or any of its properties or to which such Person is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

          (b) Enforceability. The execution and delivery of this Amendment are
              --------------
valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          (c) Approvals. The execution, delivery, and performance of this
              ---------
Amendment and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority, in each case, other than those already obtained and delivered to Senior Lender.

          (d) Reaffirmation. Except as hereinabove set forth and as set forth in
              -------------
the documents and agreements being executed by Senior Lender and Borrower, Lender and/or Manager, as applicable, and Subordinate Lender and Borrower, Lessee and/or Manager, as applicable, each of Borrower, Manager, and Lessee represents and warrants, as to itself only, to the Senior Lender and the Subordinate Lender that the representations and warranties made in the Senior Loan Documents and the Subordinate Loan Documents to which it is a party by and with respect to such Person are true and correct in all material respects as if such representations and warranties were made as of the date hereof.

          (e) No Default. By execution hereof, each of Borrower and Lessee
              ----------
certifies as to itself that it is and will be in compliance with all of its covenants under the Senior Loan Documents and the Subordinate Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default under the Senior Loan Documents, with respect to such Person, has occurred and is continuing. By execution hereof, Manager certifies that it is and will be in compliance with all of its covenants under the Agreement, as amended hereby, and that no default or event of default under the Agreement has occurred and is continuing.

     6. Ratification. The parties hereto agree that, except as hereinabove set
        ------------
forth, all terms, covenants, and provisions of the Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Agreement as modified and amended herein. Borrower and Lessee do hereby acknowledge and agree that nothing in this Amendment or in any other document executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment, or substitution of the indebtedness evidenced by the Single Inn Notes or the other obligations of Borrower under the Senior Loan Documents or the Subordinate Loan Documents.

     7. Intentionally Omitted.
        ---------------------

     8. Joinder by Lessee. By execution of this Amendment, Lessee hereby becomes
        -----------------
a party to the Agreement as modified and amended herein. Lessee agrees that Lessee is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to Lessee under the Agreement as modified and amended herein.

     9. Counterparts. This Amendment may be executed in any number of
        ------------
counterparts which shall together constitute but one and the same agreement.

     10. Miscellaneous. This Amendment shall be construed and enforced in
         -------------
accordance with the laws of the State of New York. Borrower shall pay all reasonable fees and expenses of Senior Lender's and Subordinate Lender's counsel in connection with the execution and delivery of this Amendment. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Agreement.

                         [SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

                                       BORROWER:
                                       --------

                                       MARRIOTT RESIDENCE LIMITED PARTNERSHIP,
                                       a Delaware limited partnership

                                       By: AHT Res I GP, Inc., a Virginia
                                           orporation


                                           By: /s/ Glade M. Knight
                                              ----------------------------------
                                              Name: Glade M. Knight
                                                   -----------------------------
                                              Title:  President
                                                    ----------------------------

                                                      (CORPORATE SEAL)


                                       LESSEE:
                                       ------

                                       AHM RES I LIMITED PARTNERSHIP, a
                                       Virginia limited partnership

                                       By: AHM Res I GP, Inc., a Virginia
                                           corporation, its sole General Partner


                                           By:  /s/ Glade M. Knight
                                              ----------------------------------
                                              Name: Glade M. Knight
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                       MANAGER:
                                       -------

                                       RESIDENCE INN BY MARRIOTT, INC., a
                                       Delaware corporation


                                       By: /s/ M. Lester Pulse, Jr.
                                          --------------------------------------
                                          Name: M. Lester Pulse, Jr.
                                               ---------------------------------
                                          Title:  Vice President
                                                --------------------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                       SENIOR LENDER:
                                       -------------

                                       LASALLE BANK NATIONAL ASSOCIATION F/K/A
                                       LASALLE NATIONAL BANK, as Trustee for
                                       Mortgage Pass-Through Certificates Series
                                       1996-2, by and through MIDLAND LOAN
                                       SERVICES, INC., its Master Servicer and
                                       Attorney-In-Fact


                                       By: /s/ Paula J. Mickelson
                                          --------------------------------------
                                          Name: Paula J. Mickelson
                                               ---------------------------------
                                          Title: Senior Vice President
                                                --------------------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                       SUBORDINATE LENDER:
                                       -------------------

                                       LASALLE BANK NATIONAL ASSOCIATION, AS
                                       INDENTURE TRUSTEE FOR THE BENEFIT OF THE
                                       HOLDERS OF ISTAR ASSET RECEIVABLES TRUST
                                       COLLATERALIZED MORTGAGE BONDS SERIES
                                       2000-1

                                       By: iStar Asset Services, Inc., as duly
                                           authorized primary servicer


                                           By: /s/ Barbara Rubin
                                              ----------------------------------
                                              Name: Barbara Rubin
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------

                                   EXHIBIT "A"
                                   -----------

                                   THE HOTELS
                                   ----------

1.   Marriott Residence Inn located at 881 Baker Street, Costa Mesa, California.

2.   Marriott Residence Inn located at 8901 Gilman Drive, La Jolla, California.

3. Marriott Residence Inn located at 4111 E. Willow Street, Long Beach, California.

4.   Marriott Residence Inn located at 3030 Center Green Drive, Boulder,
     Colorado.

5. Marriott Residence Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia.

6.   Marriott Residence Inn located at 1901 Savoy Drive, Chamblee, Georgia.

7.   Marriott Residence Inn located at 2771 Hargrove Road, Smyrna, Georgia.

8.   Marriott Residence Inn located at 2001 S. Highland Avenue, Lombard,
     Illinois.

9. Marriott Residence Inn located at 26700 Central Park Boulevard, Southfield, Michigan.

10.  Marriott Residence Inn located at 15431 Conway, Chesterfield, Missouri.

11.  Marriott Residence Inn located at 1100 McMorrow Avenue, St. Louis,
     Missouri.

12.  Marriott Residence Inn located at 11689 Chester Road, Cincinnati, Ohio.

13.  Marriott Residence Inn located at 6191 West Zumstein Drive, Columbus, Ohio.

14.  Marriott Residence Inn located at 7070 Poe Avenue, Dayton, Ohio.

15.  Marriott Residence Inn located at 155 Prestige Place, Miamisburg, Ohio.

                                   EXHIBIT "B"
                                   -----------

                              SENIOR LOAN DOCUMENTS
                              ---------------------

1. Promissory Note, dated as of October 10, 1995, in the original principal amount of $7,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 881 Baker Street, Costa Mesa, California.

2. Promissory Note, dated as of October 10, 1995, in the original principal amount of $17,600,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 8901 Gilman Drive, La Jolla, California.

3. Promissory Note, dated as of October 10, 1995, in the original principal amount of $9,700,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 4111 E. Willow Street, Long Beach, California.

4. Promissory Note, dated as of October 10, 1995, in the original principal amount of $7,800,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 3030 Center Green Drive, Boulder, Colorado.

5. Promissory Note, dated as of October 10, 1995, in the original principal amount of $7,000,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia.

6. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1901 Savoy Drive, Chamblee, Georgia.

7. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,400,000.00 from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2771 Hargrove Road, Smyrna, Georgia.

8. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,200,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2001 S. Highland Avenue, Lombard, Illinois.

9. Promissory Note, dated as of October 10, 1995, in the original principal amount of $6,100,000.00, from Marriott Residence Inn Limited Partnership to the German

     American Capital Corporation with respect to the Inn located at 26700 Central Park Boulevard, Southfield, Michigan.

10. Promissory Note, in the original principal amount of $4,200,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 15431 Conway, Chesterfield, Missouri.

11. Promissory Note, dated as of October 10, 1995, in the original principal amount of $8,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1100 McMorrow Avenue, St. Louis, Missouri.

12. Promissory Note, dated as of October 10, 1995, in the original principal amount of $4,400,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 11689 Chester Road, Cincinnati, Ohio.

13. Promissory Note, dated as of October 10, 1995, in the original principal amount of $3,000,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 6191 West Zumstein Drive, Columbus, Ohio.

14. Promissory Note, dated as of October 10, 1995, in the original principal amount of $2,300,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 7070 Poe Avenue, Dayton, Ohio.

15. Promissory Note, dated as of October 10, 1995, in the original principal amount of $3,100,000.00, from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 155 Prestige Place, Miamisburg, Ohio.

16. Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Chicago Title Insurance Company as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 881 Baker Street, Costa Mesa, California, recorded at Document No. 19950458455, Orange County Recorder's Office.

17. Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Chicago Title Insurance Company as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 8901 Gilman Drive, La Jolla, California, recorded at Document No. 1995-0468108, San Diego County Recorder's Office.

18. Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Chicago Title Insurance Company as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 4111 E. Willow Street, Long Beach, California, recorded at Document No. 951695508, Los Angeles County Recorder's Office.

19. Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing from Marriott Residence Inn Limited Partnership to the Public Trustee for the County of Boulder for the benefit of the German American Capital Corporation with respect to the Inn located at 3030 Center Green Drive, Boulder, Colorado, recorded at Document No. 01555506, Boulder County Recorder's office.

20. Deed to Secure Debt and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia, recorded at Book 20126, page 07, Fulton County Clerk of the Superior Court.

21. Deed to Secure Debt and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1901 Savoy Drive, Chamblee, Georgia, recorded at Book 8725, page 003, DeKalb County Clerk of the Superior Court.

22. Deed to Secure Debt and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2771 Hargrove Road, Smyrna, Georgia, recorded at Book 9181, Page 0072, Cobb County Superior Court.

23. Mortgage and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2001 S. Highland Avenue, Lombard, Illinois, recorded at R95-143176, Du Page County Recorder's Office.

24. Mortgage and Security Agreement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 26700 Central Park Boulevard, Southfield, Michigan, recorded at Liber 15749, page 328, Oakland County Register of Deeds.

25. Future Advance Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Michael R. Turley, solely as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 15431 Conway, Chesterfield, Missouri, recorded at Book 10636, page 440, St. Louis County Recorder of Deeds.

26. Future Advance Deed of Trust and Security Agreement from Marriott Residence Inn Limited Partnership to Michael R. Turley, solely as trustee for the benefit of the German American Capital Corporation with respect to the Inn located at 1100 McMorrow Avenue, St. Louis, Missouri, recorded at Book 10636, page 155, St. Louis County Recorder of Deeds .

27. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 11689 Chester Road, Cincinnati, Ohio, recorded at Book 6883, page 1847, Hamilton County Recorder's Office.

28. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 6191 West Zumstein Drive, Columbus, Ohio, recorded at Document No. 30271-A07, Franklin County Recorder's Office.

29. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 7070 Poe Avenue, Dayton, Ohio, recorded at MORT 95-3067, E03, Montgomery County Recorder's Office.

30. Open End Mortgage, Security Agreement and Fixture Financing Statement from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 155 Prestige Place, Miamisburg, Ohio, recorded at 95-3063B05, Montgomery County Recorder's Office.

31. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 881 Baker Street, Costa Mesa, California, recorded at Document No. 19950458456, Orange County Recorder.

32. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 8901 Gilman Drive, La Jolla, California, recorded at 1995-0468109, San Diego County Recorder's Office.

33. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 4111 E. Willow Street, Long Beach, California, recorded at 95 1695509 Los Angeles County Recorder's Office.

34. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 3030 Center Green Drive, Boulder, Colorado, recorded at Document No. 01555507, Boulder County Recorder.

35. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia, recorded at Book 20126, page 84, Fulton County Clerk of Superior Court.

36. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the
     Inn located at 1901 Savoy Drive, Chamblee, Georgia, recorded at           .
                                                                    -----------

37. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2771 Hargrove Road, Smyrna, Georgia, recorded at Book 9181, page 0154, Cobb County Clerk of Superior Court.

38. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 2001 S. Highland Avenue, Lombard, Illinois, recorded at R95-143177, Du Page County Recorder.

39. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 26700 Central Park Boulevard, Southfield, Michigan, recorded at Liber 15749, page 408, Oakland County Register of Deeds.

40. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 15431 Conway, Chesterfield, Missouri, recorded at Book 10636, Page 517, St. Louis County Recorder of Deeds.

41. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 1100 McMorrow Avenue, St. Louis, Missouri, recorded at Book 10636, page 234, St. Louis County Recorder of Deeds.

42. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 11689 Chester Road, Cincinnati, Ohio, recorded at Book 6883, page 1925, Hamilton County Recorder.

43. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 6191 West Zumstein Drive, Columbus, Ohio, recorded at 30271E05 Franklin County Recorder's Office.

44. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 7070 Poe Avenue, Dayton, Ohio, recorded at 95-3069A06.

45. Assignment of Rents and Revenues from Marriott Residence Inn Limited Partnership to the German American Capital Corporation with respect to the Inn located at 155 Prestige Place, Miamisburg, Ohio, recorded at 95-3069A06, Montgomery County Recorder's Office.

46. Indemnity Agreement by Marriott Residence Inn Limited Partnership and RIBM One Corporation in favor of the German American Capital Corporation, dated October 10, 1995.

47. Loan Agreement by and between Marriott Residence Inn Limited Partnership and the German American Capital Corporation, dated October 10, 1995.

48. First Amendment to Loan Agreement, dated as of April 23, 1996, by and between Marriott Residence Inn Limited Partnership and the German American Capital Corporation.

49. Four Party Agreement, dated October 10, 1995, by and between Marriott Residence Inn Limited Partnership, the German American Capital Corporation, Starwood Mezzanine Investors, L.P., and Residence Inn by Marriott, Inc.

50. Fifteen (15) separate Subordination, Non-disturbance and Attornment Agreements, dated October 10, 1995, between Starwood Mezzanine Investors, L.P. and Residence Inn by Marriott, Inc.

51. Assignment of Management Agreement and Manager's Consent, dated October 10, 1995, by Marriott Residence Inn Limited Partnership to German American Capital Corporation.

52. Manager Estoppel Certificate by Residence Inn by Marriott, Inc., dated October 10, 1995.

53. Letter Agreement, dated October 10, 1995, between Marriott Residence Inn Limited Partnership and German American Capital Corporation.

54.  UCC Financing Statements relating to each of the Hotels.

                                   EXHIBIT "C"
                                   -----------

                           SUBORDINATE LOAN DOCUMENTS
                           --------------------------

                                      C-1